POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Andrew J. Donohue or Robert G. Zack, and each of them, her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for her and in her capacity as a trustee of OPPENHEIMER LIMITED-TERM GOVERNMENT FUND, a Massachusetts business trust (the "Fund"), to sign on her behalf any and all Registration Statements (including any post-effective amendments to Registration Statements) under the Securities Act of 1933, the Investment Company Act of 1940 and any amendments and supplements thereto, and other documents in connection thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.


Dated this 24th day of October, 1995.




/s/ Bridget A. Macaskill
--------------------------------
Bridget A. Macaskill